News Release

International Paper Reports Second Quarter 2019 Results

MEMPHIS, Tenn. – July 25, 2019 – International Paper (NYSE: IP) today reported second quarter 2019 financial results.

HIGHLIGHTS

•
Second quarter net earnings attributable to International Paper of $292 million ($0.73 per diluted share) compared with $424 million ($1.05 per diluted share) in the first quarter of 2019 and $405 million ($0.97 per diluted share) in the second quarter of 2018

•
Second quarter adjusted operating earnings* (non-GAAP) of $460 million ($1.15 per diluted share) compared with $447 million ($1.11 per diluted share) in the first quarter of 2019 and $498 million ($1.19 per diluted share) in the second quarter of 2018

•	Second quarter equity earnings of $80 million compared with $70 million in the second quarter of 2018

•	Second quarter cash provided by operations of $1.1 billion and year-to-date of $1.8 billion compared with $1.5 billion year-to-date in the same period of 2018

•	Second quarter share repurchases of $231 million, bringing the trailing 12 month total to $811 million

“International Paper delivered solid earnings and generated strong cash from operations in the second quarter,” said Mark Sutton, Chairman and Chief Executive Officer. “We continued to operate well and manage costs across our businesses. We also returned nearly $430 million to shareholders through dividends and share repurchases. Looking ahead to the third quarter, we will leverage the strength and flexibility of International Paper to maximize performance as we manage through a challenging environment.”

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Second Quarter 2019	First Quarter 2019	Second Quarter 2018
Net Earnings	$0.73	$1.05	$0.97
Less – Discontinued Operations (Gain) Loss	—	—	0.05
Net Earnings (Loss) from Continuing Operations	0.73	1.05	1.02
Add Back – Non-Operating Pension Expense	0.01	0.02	0.07
Add Back – Net Special Items Expense (Income)	0.41	0.04	0.10
Adjusted Operating Earnings*	$1.15	$1.11	$1.19

*
Adjusted operating earnings (non-GAAP) is defined as net earnings from continuing operations attributable to International Paper Company (GAAP) excluding special items and non-operating pension expense. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. For discussion of special items, net and non-operating pension expense, see the footnotes to the Consolidated Statement of Operations.

Key Financial Measures

(In millions)	Second Quarter 2019	First Quarter 2019	Second Quarter 2018
Net Sales	$5,667	$5,643	$5,833
Net Earnings Attributable to International Paper	292	424	405
Business Segment Operating Profit	472	579	697
Adjusted Operating Earnings	460	447	498
Cash Provided By (Used For) Operations	1,067	733	801
Free Cash Flow	732	440	361

SEGMENT INFORMATION
Business segment operating profits are used by International Paper's management to measure the earnings performance of its businesses. Second quarter 2019 business segment net sales and operating profits compared with the first quarter of 2019 and the second quarter of 2018 are as follows:
Business Segment Results

(In millions)	Second Quarter 2019	First Quarter 2019	Second Quarter 2018
Net Sales by Business Segment
Industrial Packaging	$3,864	$3,832	$4,022
Global Cellulose Fibers	661	689	692
Printing Papers	1,088	1,065	1,060
Corporate and Inter-segment Sales	54	57	59
Net Sales	$5,667	$5,643	$5,833
Operating Profit by Business Segment
Industrial Packaging	$507	$404	$537
Global Cellulose Fibers	(2)	32	66
Printing Papers	(33)	143	94
Total Business Segment Operating Profit	$472	$579	$697
Industrial Packaging operating profits in the second quarter of 2019 were $507 million ($515 million excluding special items) compared with $404 million ($421 million excluding special items) in the first quarter of 2019. In North America, earnings increased due to seasonally higher demand for boxes, strong manufacturing performance and favorable input costs. Earnings were negatively impacted by lower export containerboard prices and volumes. Planned maintenance outage expenses increased, with 80% of our annual planned outages now completed. In Europe, earnings increased driven by higher average margins and favorable manufacturing operations which benefited from improved performance at the Madrid mill, partially offset by seasonally lower volumes, primarily in Morocco.
Global Cellulose Fibers operating profits in the second quarter of 2019 were $(2) million ($0 million excluding special items) compared with $32 million ($35 million excluding special items) in the first quarter of 2019. Earnings decreased due to lower average sales prices for fluff and market pulp driven by weaker economic conditions. Planned maintenance outage expenses were also higher as we completed our largest planned maintenance outage quarter. Input costs were favorable, primarily for wood and chemicals.
Printing Papers operating profits in the second quarter of 2019 were $(33) million ($114 million excluding special items) versus $143 million ($144 million excluding special items) in the first quarter of 2019. Earnings were negatively affected by the net impairment of our India Papers business, included as a special item below. In North America, increased planned maintenance outages were partially offset by improved sales prices and improved manufacturing operations. In Brazil, earnings increased due to seasonally stronger demand, partially offset by unfavorable input costs. In Europe and Russia, earnings decreased primarily due to planned maintenance outages in both Europe and Russia.

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings were $67 million in the second quarter of 2019 compared with $101 million in the first quarter of 2019. Operationally, earnings decreased due to lower export sales prices for hardwood and softwood pulp to Asia and containerboard to EMEA. The Company recognized a non-cash after-tax foreign exchange gain of $7 million in the second quarter of 2019 ($0.02 per diluted share), compared with a gain of $21 million in the first quarter of 2019 ($0.05 per diluted share), primarily due to Ilim's U.S. dollar denominated net debt. The Company also received cash dividends of $239 million in the second quarter of 2019.

Graphic Packaging equity earnings on our 21% ownership position were $14 million in the second quarter of 2019, compared with $13 million in the first quarter of 2019.

CORPORATE EXPENSES
Corporate expenses were $3 million for the second quarter of 2019, compared with $21 million in the first quarter of 2019.

EFFECTIVE TAX RATE
The reported effective tax rate for the second quarter of 2019 was 38% compared with 25% for the first quarter of 2019. The higher reported effective tax rate reflects the impact of the net impairment of our India Papers business as well as a statutory tax rate change in Luxembourg, both included as special items below.

Excluding special items, non-operating pension expense and discontinued operations, the effective tax rate for the second quarter of 2019 was 25%, equal to the effective tax rate of 25% in the first quarter of 2019.

EFFECTS OF SPECIAL ITEMS
Special items in the second quarter of 2019 amount to a net after-tax charge of $162 million ($0.41 per diluted share) compared with $15 million ($0.04 per diluted share) in the first quarter of 2019 and $43 million ($0.10 per diluted share) in the second quarter of 2018. Special items in all periods include the following charges (gains):

	Second Quarter 2019		First Quarter 2019		Second Quarter 2018
(In millions)	Before Tax	After Tax	Before Tax	After Tax	Before Tax	After Tax
Restructuring and other charges, net:
EMEA Packaging business optimization	—	—	—	—	26	18
Total restructuring and other charges, net	—	—	—	—	26	18
India impairment	145	143	—	—	—	—
Multi-employer pension plan exit liability	—	—	16	12	—	—
Gain on sale of EMEA Packaging box plant	—	—	(7)	(6)	—	—
Abandoned property removal	11	8	11	8	9	7
Smurfit-Kappa acquisition proposal costs	—	—	—	—	12	9
Other	2	2	1	1	—	—
Tax expense, net	—	9	—	—	—	9
Total special items, net	$158	$162	$21	$15	$47	$43
DISCONTINUED OPERATIONS
Discontinued operations in the second quarter of 2018 included a pre-tax loss on the 2018 transfer of the North American Consumer Packaging business of $28 million ($21 million after taxes) to adjust the gain on the transfer of the business associated with the final post-closing adjustments and charges of $2 million (before and after taxes) for costs associated with the transfer.

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website at internationalpaper.com by clicking on the Performance tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper second quarter earnings call. The conference ID number is 3183455. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 3183455.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, India and Russia. We produce corrugated packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., employ more than 52,000 colleagues and serve more than 25,000 customers in 150 countries. Net sales for 2018 were $23 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates” and similar expressions identify forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures, restructurings and capital investments; and (viii) other factors that can be found in International Paper’s press releases and U.S. Securities and Exchange Commission (the “SEC”) filings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s SEC filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2019		2018		2019		2019		2018
Net Sales	$5,667		$5,833		$5,643		$11,310		$11,454
Costs and Expenses
Cost of products sold	3,901	(a)	3,922	(g)	3,929	(a)	7,830	(a)	7,870	(g)
Selling and administrative expenses	402		451	(h)	413		815		872	(h)
Depreciation, amortization and cost of timber harvested	321	(b)	330		315	(b)	636	(b)	655
Distribution expenses	384		403		389		773		769
Taxes other than payroll and income taxes	43		42		43		86		86
Restructuring and other charges, net	—		26	(i)	—		—		48	(i)
Net (gains) losses on sales and impairments of businesses	152	(c)	—		(7)	(c)	145	(c)	—
Interest expense, net	122	(d)	133		133		255	(d)	268
Non-operating pension expense	8		36		10		18		40
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	334		490		418		752		846
Income tax provision (benefit)	128	(e)	130	(j)	106		234	(e)	219	(j)
Equity earnings (loss), net of taxes	80		70		114		194		165
Earnings (Loss) From Continuing Operations	286		430		426		712		792
Discontinued operations, net of taxes	—		(23)	(k)	—		—		345	(k)
Net Earnings (Loss)	286		407		426		712		1,137
Less: Net earnings (loss) attributable to noncontrolling interests	(6)	(f)	2		2		(4)	(f)	3
Net Earnings (Loss) Attributable to International Paper Company	$292		$405		$424		$716		$1,134
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.74		$1.03		$1.06		$1.80		$1.91
Discontinued operations	—		(0.05)		—		—		0.83
Net earnings (loss)	$0.74		$0.98		$1.06		$1.80		$2.74
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.73		$1.02		$1.05		$1.78		$1.88
Discontinued operations	—		(0.05)		—		—		0.83
Net earnings (loss)	$0.73		$0.97		$1.05		$1.78		$2.71
Average Shares of Common Stock Outstanding - Diluted	398.2		417.7		403.2		401.4		418.8

The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes pre-tax charges of $11 million ($8 million after taxes) for each of the three months ended June 30, 2019 and March 31, 2019 and $22 million ($16 million after taxes) for the six months ended June 30, 2019 for the removal of abandoned property at our mills and a pre-tax charge of $16 million ($12 million after taxes) for the three months and six months ended March 31, 2019 and June 30, 2019 for costs associated with a multi-employer pension plan exit liability.

(b)
Includes charges of $1 million (before and after taxes) for each of the three months ended June 30, 2019 and March 31, 2019 and $2 million (before and after taxes) for the six months ended June 30, 2019 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(c)
Includes a loss of $95 million (before and after taxes) for the three months and six months ended June 30, 2019 related to the foreign currency cumulative translation adjustment resulting from the classification of the net assets of our India Papers business as held for sale, a pre-tax loss of $57 million ($55 million after taxes) for the three months and six months ended June 30, 2019 for the impairment of the net assets of our India Papers business and a pre-tax gain of $7 million ($6 million after taxes) for the three months ended March 31, 2019 and six months ended June 30, 2019 related to the sale of a box plant in our EMEA Packaging business.

(d)	Includes a charge of $1 million (before and after taxes) for the three months and six months ended June 30, 2019 for interest expense associated with foreign tax audits.

(e)
Includes tax expense of $9 million for the three months and six months ended June 30, 2019 related to a tax rate change in Luxembourg, tax expense of $3 million for the three months and six months ended June 30, 2019 related to foreign tax audits and a tax benefit of $3 million for the three months and six months ended June 30, 2019 related to state income tax legislative changes.

(f)
Includes the allocation of loss to noncontrolling interest of $7 million (before and after taxes) for the three months and six months ended June 30, 2019 associated with the impairment of the net assets of our India Papers business.

(g)
Includes pre-tax charges of $9 million ($7 million after taxes) for the three months ended June 30, 2018 and $18 million ($14 million after taxes) for the six months ended June 30, 2018 for the removal of abandoned property at our mills and a pre-tax charge of $9 million ($7 million after taxes) for the six months ended June 30, 2018 for a legal settlement.

(h)	Includes a pre-tax charge of $12 million ($9 million after taxes) for the three months and six months ended June 30, 2018 associated with our proposal to acquire Smurfit Kappa.

(i)
Includes pre-tax charges of $26 million ($18 million after taxes) and $48 million ($35 million after taxes) for the three months and six months ended June 30, 2018, respectively, related to the optimization of our EMEA Packaging business.

(j)	Includes tax expense of $9 million for the three months and six months ended June 30, 2018 related to state income tax legislative changes.

(k)
Includes a pre-tax charge of $28 million ($21 million after taxes) and pre-tax income of $488 million ($364 million after taxes) for the three months and six months ended June 30, 2018, respectively, for the gain on the transfer of the North American Consumer Packaging business. Also includes charges of $2 million (before and after taxes) and pre-tax charges of $25 million ($19 million after taxes) for the three months and six months ended June 30, 2018, respectively, for transaction costs to transfer the North American Consumer Packaging business.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2019	2018	2019	2019	2018
Net Earnings (Loss) Attributable to International Paper Company	$292	$405	$424	$716	$1,134
Less: Discontinued operations (gain) loss	—	23	—	—	(345)
Earnings (Loss) from Continuing Operations, including non-controlling interest	292	428	424	716	789
Add back: Non-operating pension expense	6	27	8	14	30
Add back: Special items expense (income)	162	43	15	177	74
Adjusted Operating Earnings	$460	$498	$447	$907	$893

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2019	2018	2019	2019	2018
Diluted Earnings per Common Share as Reported	$0.73	$0.97	$1.05	$1.78	$2.71
Less: Discontinued operations (gain) loss	—	0.05	—	—	(0.83)
Continuing Operations	0.73	1.02	1.05	1.78	1.88
Add back: Non-operating pension expense	0.01	0.07	0.02	0.03	0.07
Add back: Special items expense (income)	0.41	0.10	0.04	0.45	0.18
Adjusted Operating Earnings per Share	$1.15	$1.19	$1.11	$2.26	$2.13
Notes:
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense, items considered by management to be unusual as reflected in the notes to the Consolidated Statement of Operations and discontinued operations from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2019		2018		2019		2019		2018
Industrial Packaging	$3,864		$4,022		$3,832		$7,696		$7,849
Global Cellulose Fibers	661		692		689		1,350		1,369
Printing Papers	1,088		1,060		1,065		2,153		2,113
Corporate and Inter-segment Sales	54		59		57		111		123
Net Sales	$5,667		$5,833		$5,643		$11,310		$11,454
Operating Profit by Business Segment
	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2019		2018		2019		2019		2018
Industrial Packaging	$507	(a)	$537	(f)	$404	(a)	$911	(a)	$974	(f)
Global Cellulose Fibers	(2)	(b)	66	(g)	32	(b)	30	(b)	77	(g)
Printing Papers	(33)	(c)	94		143	(c)	110	(c)	158
Total Business Segment Operating Profit	$472		$697		$579		$1,051		$1,209

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$334		$490		$418		$752		$846
Interest expense, net	122	(d)	133		133		255	(d)	268
Noncontrolling interest/equity earnings adjustment (i)	5	(e)	(4)		(3)		2	(e)	(5)
Corporate expenses, net	3		30		21		24		39
Corporate special items, net	—		12	(h)	—		—		21	(h)
Non-operating pension expense	8		36		10		18		40
Adjusted Operating Profit	$472		$697		$579		$1,051		$1,209
Equity Earnings (Loss) in Ilim S.A., Net of Taxes	$67		$57		$101		$168		$149
Equity Earnings (Loss) in Graphic Packaging International Partners, LLC	$14		$15		$13		$27		$17

(a)
Includes charges of $8 million for each of the three months ended June 30, 2019 and March 31, 2019 and $16 million for the six months ended June 30, 2019 for the removal of abandoned property at our mills, a charge of $16 million for the three months ended March 31, 2019 and six months ended June 30, 2019 for costs associated with a multi-employer pension plan exit liability and a gain of $7 million for the three months ended March 31, 2019 and the six months ended June 30, 2019 related to the sale of a box plant in our EMEA Packaging business.

(b)
Includes charges of $2 million, $3 million and $5 million for the three months ended June 30, 2019 and March 31, 2019 and the six months ended June 30, 2019, respectively, for the removal of abandoned property at our mills.

(c)
Includes a loss of $95 million for the three months and six months ended June 30, 2019 related to the foreign currency cumulative translation adjustment resulting from the classification of the net assets of our India Papers business as held for sale, a loss of $57 million, partially offset by the allocation of loss to noncontrolling interest of $7 million, for the three months and six months ended June 30, 2019 for the impairment of the net assets of our India Papers business, a charge of $1 million for each of the three months ended June 30, 2019 and March 31, 2019 and $2 million for the six months ended June 30, 2019 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production and a charge of $1 million for the three months and six months ended June 30, 2019 for the removal of abandoned property at our mills.

(d)	Includes a charge of $1 million for the three months and six months ended June 30, 2019 for interest expense associated with foreign tax audits.

(e)
Includes the allocation of loss to noncontrolling interest of $7 million for the three months and six months ended June 30, 2019 associated with the impairment of the net assets of our India Papers business.

(f)
Includes charges of $26 million and $48 million for the three months and six months ended June 30, 2018, respectively, related to the optimization of our EMEA Packaging business and charges of $6 million and $11 million for the three months and six months ended June 30, 2018, respectively, for the removal of abandoned property at our mills and other costs.

(g)	Includes charges of $3 million and $7 million for the three months and six months ended June 30, 2018, respectively, for the removal of abandoned property at our mills and other costs.

(h)
Includes charges of $12 million for the three months and six months ended June 30, 2018 associated with our proposal to acquire Smurfit Kappa and a charge of $9 million for the six months ended June 30, 2018 for a legal settlement.

(i)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30, 2019
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$507	$(2)	$(33)	$472
Special Items Expense (Income) (a)	8	2	147	157
Operating Profit (Loss) Before Special Items	$515	$—	$114	$629

	Three Months Ended June 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$537	$66	$94	$697
Special Items Expense (Income) (b)	32	3	—	35
Operating Profit (Loss) Before Special Items	$569	$69	$94	$732

	Three Months Ended March 31, 2019
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$404	$32	$143	$579
Special Items Expense (Income) (a)	17	3	1	21
Operating Profit (Loss) Before Special Items	$421	$35	$144	$600

	Six Months Ended June 30, 2019
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$911	$30	$110	$1,051
Special Items Expense (Income) (a)	25	5	148	178
Operating Profit (Loss) Before Special Items	$936	$35	$258	$1,229

	Six Months Ended June 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$974	$77	$158	$1,209
Special Items Expense (Income) (b)	59	7	—	66
Operating Profit (Loss) Before Special Items	$1,033	$84	$158	$1,275

(a)	See footnotes (a) - (c) on Sales and Earnings by Business Segment
(b)	See footnotes (f) - (g) on Sales and Earnings by Business Segment

The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2019	2018	2019	2019	2018
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,624	2,724	2,535	5,159	5,303
Containerboard	707	800	697	1,404	1,583
Recycling	625	597	609	1,234	1,134
Saturated Kraft	52	52	41	93	98
Gypsum /Release Kraft	49	67	51	100	120
Bleached Kraft	5	9	7	12	16
EMEA Packaging (c)	379	387	370	749	784
Brazilian Packaging (c)	91	85	85	176	171
European Coated Paperboard	102	90	104	206	186
Industrial Packaging	4,634	4,811	4,499	9,133	9,395
Global Cellulose Fibers (In thousands of metric tons) (b)	869	884	859	1,728	1,779
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	441	484	448	889	954
European & Russian Uncoated Papers	367	342	354	721	703
Brazilian Uncoated Papers	283	265	244	527	525
Indian Uncoated Papers	66	66	68	134	133
Printing Papers	1,157	1,157	1,114	2,271	2,315

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

(c)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	June 30, 2019	December 31, 2018
Assets
Current Assets
Cash and Temporary Investments	$787	$589
Accounts and Notes Receivable, Net	3,477	3,521
Contract Assets	399	395
Inventories	2,224	2,241
Assets Held for Sale	286	—
Other	215	250
Total Current Assets	7,388	6,996
Plants, Properties and Equipment, Net	12,962	13,067
Forestlands	405	402
Investments	1,646	1,648
Financial Assets of Variable Interest Entities	7,079	7,070
Goodwill	3,441	3,374
Right of Use Assets	408	—
Deferred Charges and Other Assets	1,018	1,019
Total Assets	$34,347	$33,576
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$676	$639
Accounts Payable and Other Current Liabilities	4,123	4,055
Liabilities Held for Sale	250	—
Total Current Liabilities	5,049	4,694
Long-Term Debt	10,050	10,015
Nonrecourse Financial Liabilities of Variable Interest Entities	6,302	6,298
Deferred Income Taxes	2,624	2,600
Pension Benefit Obligation	1,694	1,762
Postretirement and Postemployment Benefit Obligation	257	264
Long-Term Lease Obligations	281	—
Other Liabilities	591	560
Equity
Invested Capital, Net of Treasury Stock	(820)	(103)
Retained Earnings	8,302	7,465
Total International Paper Shareholders’ Equity	7,482	7,362
Noncontrolling interests	17	21
Total Equity	7,499	7,383
Total Liabilities and Equity	$34,347	$33,576

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net earnings (loss)	$712	$1,137
Depreciation, amortization and cost of timber harvested	636	655
Deferred income tax expense (benefit), net	50	196
Restructuring and other charges, net	—	48
Net gain on transfer of North American Consumer Packaging business	—	(488)
Net (gains) losses on sales and impairments of businesses	145	—
Equity method dividends received	251	122
Equity (earnings) losses, net	(194)	(165)
Periodic pension expense, net	47	115
Other, net	55	57
Changes in current assets and liabilities
Accounts and notes receivable	48	(333)
Contract assets	(4)	(17)
Inventories	48	(26)
Accounts payable and accrued liabilities	2	142
Interest payable	1	2
Other	3	19
Cash Provided By (Used For) Operating Activities	1,800	1,464
Investment Activities
Invested in capital projects	(628)	(929)
Acquisitions, net of cash acquired	(99)	—
Net settlement on transfer of North American Consumer Packaging business	—	(40)
Proceeds from divestitures, net of cash divested	17	—
Proceeds from sale of fixed assets	4	2
Other	(9)	3
Cash Provided By (Used For) Investment Activities	(715)	(964)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(460)	(331)
Issuance of debt	444	411
Reduction of debt	(452)	(73)
Change in book overdrafts	(14)	(24)
Dividends paid	(398)	(393)
Net debt tender premiums paid	4	—
Cash Provided By (Used for) Financing Activities	(876)	(410)
Cash Included in Assets Held for Sale	(21)	—
Effect of Exchange Rate Changes on Cash	10	(35)
Change in Cash and Temporary Investments	198	55
Cash and Temporary Investments
Beginning of the period	589	1,018
End of the period	$787	$1,073

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash Provided By (Used For) Operating Activities	$1,067	$801	$1,800	$1,464
Adjustments:
Cash invested in capital projects	(335)	(440)	(628)	(929)
Free Cash Flow	$732	$361	$1,172	$535

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.